Exhibit 1.1

HUYA INC.

[●] American Depositary Shares

Representing

[●] Class A Ordinary Shares

UNDERWRITING AGREEMENT

April [●], 2019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

United States of America

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

Jefferies LLC

520 Madison Avenue

New York, NY 10022

United States of America

As Representatives of the Several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

1.    Introductory. HUYA Inc., an exempted company incorporated in the Cayman Islands (the “Company”), agrees, subject to the terms and conditions stated herein, with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters an aggregate of [●] American Depositary Shares (“ADSs”), each representing one Class A ordinary share of the Company, par value US$0.0001 per share (“Ordinary Shares”) and the shareholder listed in Schedule B hereto (“Selling Shareholder”) agrees, subject to the terms and conditions stated herein, with the Underwriters to sell to the several Underwriters an aggregate of [●] Ordinary Shares in the form of [●] ADSs (together, the “Firm Securities”). In addition, the Company agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [●] ADSs and the Selling Shareholder agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [●] ADSs (together, “Optional Securities”), subject to the terms and conditions stated herein. The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Offered Shares”). The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the “Sellers.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of May 10, 2018, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (“ADRs”) issued by the Depositary and evidencing the ADSs.

2.    Representations and Warranties of the Company and the Selling Shareholder.

(a)    The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (File No. 333-230706) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) of the Act (as defined below) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (File No. 333-224563) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, any preliminary prospectus or any amendment or supplement, or the Final Prospectus (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means 11:59 P.M. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement becomes effective pursuant to Rule 462(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the Public Offering Price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

[“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being so specified in SCHEDULE C to this Agreement.]

[“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities. Issuer Free Writing Prospectus also includes such Bona Fide Electronic Road Show.]

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, business, management, properties or prospects of the Company and the Controlled Entities, taken as a whole.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“NYSE”)(“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Water Communications” means any oral or written communications undertaken solely pursuant to Section 5(d) of the Act (including any presentation slides used in connection with such communication).

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(ii)    Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)    Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (A) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405, and (B) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)    EGC Status and Testing-the-Water Communications. (i) At the time of (A) the initial filing of the Initial Registration Statement and any Additional Registration Statement and (B) any Testing-the-Water Communications, the Company was, and on the date hereof the Company is, an “emerging growth company”(“EGC”) as defined in Section 2(a)(19) of the Act; (ii) the Company (A) has not alone engaged in any Testing-the-Waters Communication since May 10, 2018 other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications; and (iii) The Company has not distributed or approved for distribution of any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(v)    General Disclosure Package. As of the Applicable Time, [the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated [●], 2019 (which is the most recent Statutory Prospectus distributed to investors generally) and] the [other] information, if any, stated in Schedule C to this Agreement, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus [or any Issuer Free Writing Prospectus] in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(vi)    [Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package or the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus , to eliminate or correct such conflict, untrue statement or omission.]

(vii)    Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The form of the amended and restated memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and, once they become effective on the Closing Date, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives.

(viii)    Controlled Entities. (a) The Company does not own or control, directly or indirectly, any corporation or entity other than (i) Tiger Information Technology Inc., a wholly owned subsidiary of the Company incorporated in Cayman Islands, (ii) Huya PTE. LTD, a wholly owned subsidiary of Tiger Information Technology Inc. incorporated in Singapore, (iii) HUYA America Inc., a wholly owned subsidiary of Huya PTE, LTD incorporated in Delaware, the United States of America, (iv) Happy Jungle Inc., a wholly owned subsidiary of the Company incorporated in the Cayman Islands, (v) Huya Limited, a wholly owned subsidiary of the Company incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), (vi) Guangzhou Huya Technology Co., Ltd. (“Huya Technology”), an indirect subsidiary of the Company incorporated under the laws of the People’s Republic of China (the “PRC”), (vii) Shanghai Hujing Information Technology Co., Ltd., (“Shanghai Hujing”), a wholly owned subsidiary of Huya Technology incorporated under the laws of the PRC, (viii) Shenzhen Huchuang Information Technology Co., Ltd., (“Shenzhen Huchuang”), a wholly owned subsidiary of Huya Technology incorporated under the laws of the PRC, (ix) Guangzhou Huya Information Technology Co., Ltd., (“Guangzhou Huya”), a variable interest entity of the Company incorporated under the laws of the PRC, (x) Guangzhou Yaoguo Information Technology Co., Ltd. (“Guangzhou Yaoguo”), a wholly owned subsidiary of Guangzhou Huya incorporated under the laws of the PRC, (xi) Guangzhou Dachafan Entertainment Co., Ltd. (“Guangzhou Dachafan”), a wholly owned subsidiary of Guangzhou Huya incorporated under the laws of the PRC, (xii) Guangzhou Aowei Information Technology Co., Ltd., (“Aowei”), a wholly owned subsidiary of Guangzhou Huya incorporated under the laws of the PRC, (xiii) Zhanjiang City Xiashan District Huwan Game Company Limited, (“Huwan”), a wholly owned subsidiary of Guangzhou Huya incorporated under the laws of the PRC, (xiv) Guangzhou Taige Investment Consulting Co., Ltd., (“Guangzhou Taige”), (xv) Hunan Huya Information Service Co., Ltd., (“Hunan Huya”), a wholly owned subsidiary of Guangzhou Huya incorporated under the laws of the PRC, (xvi) Ningbo Taiheng Enterprise Management Consulting LLP (“Ningbo Taiheng”), of which Guangzhou Huya holds 99.9% of the equity interests, (xvii) Ningbo Meishan Bonded Port District Chenhai Shangyi Equity Investment LLP (“Ningbo Chenhai Shangying”), of which Ningbo Taiheng holds 100% of the equity interests, and (xviii) Ningbo Taiyuan Enterprise Management Consulting LLP (“Ningbo Taiyuan”), of which Guangzhou Huya holds 99.9% of the equity interests. Tiger Information Technology Inc., Huya PTE. LTD, HUYA America Inc., Happy Jungle Inc., Huya Limited, Huya Technology, Shanghai Hujing, Shenzhen Huchuang, Guangzhou Huya, Guangzhou Yaoguo and Guangzhou Dachafan, Aowei, Huwan, Guangzhou Taige, Hunan Huya, Ningbo Taiheng, Ningbo Chenhai Shangying and Ningbo Taiyuan shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” (b) Each Controlled Entity has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect; (c) All of the issued and outstanding share capital of Huya Limited and Huya Technology has been duly authorized and validly issued and is fully paid and non-assessable, and such share capital is owned, directly or indirectly, by the Company free and clear from all liens, encumbrances, equities, claims and defects; and (d) All of the issued and outstanding share capital of Guangzhou Huya has been duly authorized and validly issued and is fully paid and non-assessable, and the share capital of Guangzhou Huya is owned, directly or indirectly, by the entities as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, free and clear from all liens, encumbrances, equities, claims and defects except such as disclosed therein, and the share capital of Guangzhou Yaoguo, Guangzhou Dachafan, Aowei and Huwan is owned directly by Guangzhou Huya, free and clear from all liens, encumbrances, equities, claims and defects.

(ix)    Offered Securities. The Offered Securities and all other outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding ordinary shares of the Company are, and, when the Offered Securities have been issued, delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be validly authorized and issued, fully paid and non-assessable, and conform in all respects to the description of such Offered Securities contained in the General Disclosure Package and the Final Prospectus; except as disclosed in the General Disclosure Package, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of the Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the Offered Shares, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of the Offered Securities; the ADSs to be sold by the Company, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Underwriters; and except as disclosed in the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands, the PRC or the United States.

(x)    VIE Agreements and Ownership Structure.

(i)    The description of each of the agreements under the caption “Corporate History and Structure” in the Registration Statement, the General Disclosure Package and the Final Prospectus, to which any of Huya Technology, Guangzhou Huya and the shareholders of Guangzhou Huya is a party (each a “VIE Agreement” and collectively, the “VIE Agreements”), is true and accurate in all material aspects and nothing has been omitted from such description which would make it misleading, and all material agreements relating to the Company’s corporate structure have been so disclosed. Each party of the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except as already obtained or disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus; no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed.

(ii)    Except as disclosed in the General Disclosure Package, the ownership structure of the Company complies with all applicable laws and regulations of the PRC, and neither the ownership structure nor any of the VIE Agreements violate, breach, contravene or otherwise conflict with any laws and regulations of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, Huya Technology, Guangzhou Huya and the shareholders of Guangzhou Huya in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction;

(iii)    The execution and delivery by Huya Technology, Guangzhou Huya and the shareholders of Guangzhou Huya of, and the performance by Huya Technology, Guangzhou Huya and the shareholders of Guangzhou Huya of their respective obligations under, each of the VIE Agreements and the consummation by Huya Technology, Guangzhou Huya and the shareholders of Guangzhou Huya of the transactions contemplated therein, will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, Huya Technology, Guangzhou Huya and the shareholders of Guangzhou Huya, as the case may be, are a party or by which the Company, Huya Technology, Guangzhou Huya and the shareholders of Guangzhou Huya are bound or to which any of the properties or assets of the Company, Huya Technology, Guangzhou Huya and the shareholders of Guangzhou Huya are subject; (B) result in any violation of the provisions of constitutive documents or business licenses of the Company, Huya Technology and Guangzhou Huya, as the case may be; or (C) result in any violation of any laws and regulations of the PRC or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company, Huya Technology, Guangzhou Huya and the shareholders of Guangzhou Huya or any of their properties;

(iv)    Each of the VIE Agreements is in proper legal form under the laws of the PRC for the enforcement thereof against Huya Technology, Guangzhou Huya and the shareholders of Guangzhou Huya, as the case may be, in the PRC without further action by Huya Technology, Guangzhou Huya and the shareholders of Guangzhou Huya, as the case may be; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements; and

(v)    The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of Guangzhou Huya, as authorized by the shareholders of Guangzhou Huya to exercise their voting rights.

(xi)    Financial Statements. The audited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all respects with the applicable requirements of the Act and the Exchange Act, as applicable, and fairly present in all respects the consolidated financial position of the Company and the Controlled Entitles as of the dates specified and the consolidated results of operations, cash flows and changes in shareholders’ equity and consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the unaudited financial results included in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all respects with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein; the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; the other financial and statistical data contained in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xii)    No Material Adverse Change. Otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus: (i) there has been no development or event that would have a Material Adverse Effect; (ii) there has been no purchase of its own outstanding share capital by the Company or dividends or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Controlled Entities and the Company’s relationships with YY Inc. (“YY”) and Tencent Holdings Limited; (iv) neither the Company nor any of the Controlled Entities has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus; and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(xiii)    Title to Property. The Company and the Controlled Entities have good and marketable title to all properties and assets owned by them, in each case free and clear from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them , except where such failure to be qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and, any real property and buildings held under lease by each of the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Controlled Entities, except where such failure to be qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xiv)    Insurance. Except as disclosed in the General Package and the Final Prospectus, the Company and each of the Controlled Entities maintain insurance from reputable insurers as the Company reasonably deems adequate, such insurance insures against such losses and risks to an extent which is prudent and customary in the businesses in which they are engaged; all such insurance is fully in force on the date hereof and will be fully in force on each Closing Date; neither the Company nor any of the Controlled Entities has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of the Controlled Entities, pending, outstanding, or to the knowledge of the Company, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(xv)    Termination of Contracts. Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or, to the best knowledge of the Company, by any other party to any such material contract or agreement.

(xvi)    Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) the Company and each of the Controlled Entities possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; (ii) such Licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the General Disclosure Package and the Final Prospectus; (iii) neither the Company nor any of the Controlled Entities has received any notice of proceedings relating to the revocation or adverse modification of any Licenses; (iv) neither the Company nor any of the Controlled Entities has any reason to believe that any such Licenses will not be renewed in the ordinary course; and (v) the Company and the Controlled Entities are in compliance with the terms and conditions of all such Licenses in all material respects except in the case of (i) above , where such failure to process, file or renew would not have a Material Adverse Effect. In particular, the Company and the Controlled Entities have obtained, and are in compliance with the terms of, all Licenses required, pursuant to applicable PRC laws and regulations, for (A) the provisions of game live streaming services and (B) the distribution of online games, except where the failure to obtain any of such Licenses would not, individually or in the aggregate, have a Material Adverse Effect.

(xvii)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Controlled Entities is (i) in violation of its respective charter, by-laws, articles of association, business license or other constitutive documents, (ii) in violation of any statue, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, having jurisdiction over the Company or any of the Controlled Entities, or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, deed of trust, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in the case of (ii) and (iii) above, such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xviii)    Absence of Further Requirements. Except as disclosed in the General Disclosure Package, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the issuance, offering and sale of the Offered Securities, except such as have been obtained, or made on or prior to the Closing Date, and such as may be required under state securities laws.

(xix)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Transaction Documents, and the issuance and sale of the Offered Securities hereunder and the deposit of the Offered Shares with the Depositary against issuance of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents in connection with this offering will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties or assets of the Company or any of the Controlled Entities is subject and is material to the Company and the Controlled Entities, taken as a whole; (b) result in any violation of the provisions of the articles of association, business license or other constitutive documents of the Company or any of the Controlled Entities; and (c) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Controlled Entities or any of their properties or assets. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(xx)    Listing. The Offered Securities have been listed on the NYSE and the Company is not aware of any notice of delisting.

(xxi)    Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(xxii)    Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xxiii)    Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of the ADSs specified therein and in the Deposit Agreement. The Deposit Agreement and the ADSs conforms in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxiv)    Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Final Prospectus, all dividends and other distributions declared and payable on the ordinary shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and where they are to be paid from the Cayman Islands are freely transferred out of the Cayman Islands; all such dividends and other distributions will not be subject to income, withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, duty, withholding or deduction in the Cayman Islands and without the necessity of obtaining any governmental authorization in the Cayman Islands.

(xxv)    Payments of Dividends. Except as disclosed in the General Disclosure Package and the Final Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or its respective shareholder (as applicable), from making any other distribution on such subsidiary’s share capital, from repaying to the Company or its respective shareholder (as applicable) any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary to the extent permitted under the applicable laws.

(xxvi)    No Transaction or Other Taxes. Except as disclosed in the General Disclosure Package and the Final Prospectus, no transaction, stamp, capital, issuance, registration, transaction, transfer, withholding or other taxes, duties or similar governmental charges are payable in the PRC, the Cayman Islands or the United States by or on behalf of the Underwriters to any PRC, Cayman Islands or U.S. taxing authority in connection with (i) the issuance, sale and delivery of the Offered Shares by the Company, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Shares and the initial sale and delivery of the Offered Securities representing the Offered Shares to purchasers thereof by the Underwriters, (iii) the deposit of the Offered Shares with the Depositary and the Custodian (as defined below) and the issuance and delivery of the Offered Securities, or (iv) the execution, delivery, performance or enforcement of this Agreement or the Deposit Agreement; except that Cayman Islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands.

(xxvii)    Absence of Manipulation. Neither the Company, any of the Controlled Entities nor any of their respective directors, officers, affiliates or controlling persons, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxviii)    Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Corporate Structure,” “Our Relationship with Our Major Shareholders, “ “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry,” “Business,” “Regulation,” “Management,” “Principal and Selling Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(xxix)    Material Agreements. The descriptions of each of the asset restructuring agreement, patent licensing agreement, non-compete agreement and business cooperation agreement by and between the Company and YY, and the share subscription agreement and business cooperation agreement between by and between the Company and Tencent (each a “Material Agreement” and collectively, the “Material Agreements”) under the captions “Related Party Transactions” and “Our Relationship with Our Major Shareholders” in the Registration Statement, General Disclosure Package and Final Prospectus are true and correct in all material respects. Each Material Agreement has been duly authorized, executed and delivered by the relevant parties of such agreement, is in full force and effect, and constitutes a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by the Company or its Controlled Entity of, and compliance by the Company or its Controlled Entity with, the provisions of each of the Material Agreements, except such as shall have been obtained or waived.

(xxx)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxi)    Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained written consents for the use of such data from such sources to the extent required.

(xxxii)    Litigation. (i) Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations, or to consummate the transactions contemplated, under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated; (ii) there are no legal or governmental proceedings that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus and are not so described; and (iii) the pending legal or governmental proceedings to which the Company or any of the Controlled Entities is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, General Disclosure Package or Final Prospectus, including ordinary routine litigation incidental to the business conducted by the Company or the Controlled Entities, would not, individually or in the aggregate, result in any Material Adverse Effect.

(xxxiii)    No Pending Proceedings against directors and executive officers. To the Company’s best knowledge after due inquiry, none of the Company’s directors and executive officers is a party to any legal, governmental or regulatory proceedings that would cause such director or executive officer to be unsuitable for his or her position on the Company’s Board of Directors (the “Board”) or in the Company.

(xxxiv)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxv)    PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and the Company does not expect to be a PFIC for the foreseeable future.

(xxxvi)    Exhibits. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus or to be filed as exhibits to the Registration Statement (those so filed, collectively, the “Filed Documents”) that are not described or filed as required. Neither the Company nor any of the Controlled Entities has knowledge that any other party to any Filed Document has any intention not to render full performance as contemplated by the terms thereof.

(xxxvii)    Possession of Intellectual Property. The Company and the Controlled Entities own, possess, have obtained valid and enforceable licenses for, or can acquire on reasonable terms, sufficient trademarks (both registered and unregistered), trade names, service marks (both registered and unregistered), patent rights, copyrights and copyrightable works (including rights relating to software), domain names and other source indicators, source code, social media identifiers or accounts, licenses, approvals, inventions, technology, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxviii)    Absence of Infringement; Compliance with License Agreements. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities, and there are no third parties who have established or, to the Company’s best knowledge after due inquiry, will be able to establish rights to any Intellectual Property Rights owned by or licensed to the Company or any of the Controlled Entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or any of the Controlled Entities or any third parties of any of the Intellectual Property Rights owned by or licensed to the Company or any of the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their respective Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Controlled Entities have complied with the terms of each agreement pursuant to which Intellectual Property Rights have been licensed to the Company or any of the Controlled Entities, and all such agreements are in full force and effect; and (vii) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company or any of the Controlled Entities in violation of the rights of any persons, except for, in the case of each of clauses (i) to (vii) above, such situations would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxix)    No Sale, Issuance and Distribution of Shares. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any ordinary shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xl)    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(xli)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Controlled Entities, on the one hand, and the directors, officers, shareholders or suppliers of the Company or any of the Controlled Entities, on the other, that is required by the Act to be described in the Registration Statement, the General Disclosure Package and Final Prospectus and that is not so described in such documents.

(xlii)    Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, which has certified certain financial statements of the Company and the Controlled Entities, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and the U.S. Public Company Accounting Oversight Board and as required by the Act.

(xliii)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company, the Controlled Entities and the Board have been and are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement. The Company and each of the Controlled Entities maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances, regarding the reliability of financial reporting, that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by an Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Since the end of the Company’s latest audited consolidated financial statements included in the General Disclosure Package, there has been (i) no significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated) ,(ii) no adverse change in the Company’s internal control over financial reporting, (iii) no fraud involving management or other employees who have a significant role in Internal Controls and (iv) any violation of, or failure to comply with, the Securities Laws, or any matter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (each, an “Internal Control Event”). Each of the Company’s independent directors meets the criteria for “independence” under the rules and regulations under the Exchange Act, the Exchange Rules and, with respect to independent directors who are members of the Audit Committee, the Sarbanes Oxley.

(xliv)    Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither have the Company’s independent auditors recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) any Internal Control Event.

(xlv)    Employees Benefits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of the Controlled Entities has any material obligation to provide or has not made the required payment for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities, or to any other person.

(xlvi)    Absence of Labor Dispute; Compliance with Labor Law. No labor dispute with the employees of the Company or any of the Controlled Entities exists or, to the knowledge of the Company, is threatened or contemplated. The Company is not aware of any existing, threatened or imminent material labor disturbance by the employees of any of the Company’s or the Controlled Entities’ suppliers and courier companies that could have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities are and have been at all times in compliance with all applicable labor laws and regulations in all material aspects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the best knowledge of the Company, is imminent.

(xlvii)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies, and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regard to such disclosure.

(xlviii)    Liquidity. The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur. The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe in all respects all off-balance sheet transactions, arrangements, commitments and obligations of the Company or the Controlled Entities.

(xlix)    No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. To the best knowledge of the Company after due inquiry, there are also no arrangements, agreements, understandings, payments or issuance with respect to the Company, the Controlled Entities, or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (the “FINRA”).

(l)    Absence of Default and Conflicts Resulting from the Use of Proceeds. The application of the net proceeds received by the Company in connection with this offering as described in the General Disclosure Package will not (a) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of the Controlled Entities, (b) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of the Controlled Entities, or (c) contravene any governmental authorization applicable to any of the Company or any of the Controlled Entities.

(li)    Environmental Laws. The Company and the Controlled Entities (i) are, and have been, in compliance with any and all applicable international, federal, national, regional, local and other laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable environmental laws to conduct their respective businesses (collectively, “Environmental Permits”), (iii) will not require material expenditures to maintain such compliance with environmental laws or environmental permits and (iv) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of each of clauses (i), (ii), (iii) and (iv) above, for any such failure to comply with, or failure to receive required permits, licenses or approvals, or actual or potential liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and the Controlled Entities are not aware of any pending investigation which might reasonably be expected to lead to a claim of such liability, except any such liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(lii)    Taxes. All tax returns required to be filed by the Company or any of the Controlled Entities have been timely filed except for those tax returns the failure to file which does not and would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(liii)    Compliance with Anti-Corruption Laws. Neither the Company nor any of the Controlled Entities, nor any director, officer thereof, nor, to the Company’s knowledge, any employee, agent, representative, affiliate or other person associated with or acting on behalf of the Company or any of the Controlled Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken or will make or take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or benefit, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Controlled Entities and their respective affiliates have conducted their businesses in compliance with all applicable Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with such laws and with the representations and warranties contained herein. No investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened.

(liv)    Compliance with Anti-Money Laundering Laws. The operations of the Company and the Controlled Entities are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including applicable provisions of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no investigation, action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(lv)    Compliance with Sanctions Laws.

(i)    None of the Company, any of the Controlled Entities, or any director, officer of any of the foregoing or to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of the Controlled Entities, is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by one or more Persons that are (such Persons referred to as “Sanctioned Persons”):

(A)    the target of any sanctions administered or enforced by the U.S. government (including but not limited to the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority (collectively, “Sanctions”), including by being listed on any Sanctions related list of designated persons, or

(B)    located, organized or resident in, or a national, governmental entity, or agent of, a country, region or territory that is the subject or target Sanctions (as of the date hereof, including but not limited to, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”)).

(ii)    The Company represents and covenants that the Company and the Controlled Entities have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions directly or indirectly with any Sanctioned Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions.

(lvi)    Due Authorization of Registration Statements. The Registration Statements, the Statutory Prospectus, the Final Prospectus, [any Issuer Free Writing Prospectus,] and the ADS Registration Statement and the filing of the Registration Statements, the Statutory Prospectus, the Final Prospectus, [any Issuer Free Writing Prospectus,] and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statements, and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(lvii)    Merger or Consolidation. Neither the Company nor any of the Controlled Entities is a party to any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be disclosed in the Registration Statement, General Disclosure Package and Final Prospectus and which is not so disclosed.

(lviii)    Compliance with PRC Overseas Investment and Listing Regulations. Except as disclosed in the General Disclosure Package and the Final Prospectus, each of the Company and the Controlled Entities has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are PRC residents or PRC citizens with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce (“MOFCOM”), the National Development and Reform Commission (“NDRC”), the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange ( “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requiring each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(lix)    M&A Rules. The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the MOFCOM, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the CSRC and SAFE, as amended by the MOFCOM on June 22, 2009 (the “M&A Rules”) and any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (together with the M&A Rules, the “M&A Rules and Related Clarifications”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offered Shares and the Offered Securities, the trading of the ADSs on the NYSE and the consummation of the transactions contemplated under the Transaction Documents, the Registration Statement, the General Disclosure Package and the Final Prospectus are not and will not be, as of the date hereof and on the Closing Date, adversely affected by the M&A Rules and Related Clarifications. Except as disclosed in the Registration Statement and the General Disclosure Package, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Shares or the Offered Securities, the trading of the ADSs on the NYSE and the consummation of the transactions contemplated under the Transaction Documents, the Registration Statement, the General Disclosure Package and the Final Prospectus.

(lx)    Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and in the PRC. The Company has the power to submit, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the General Disclosure Package, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

(lxi)    No Immunity. None of the Company, any of the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, British Virgin Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, British Virgin Islands, Hong Kong, the PRC, New York State or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, any of the Controlled Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Controlled Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement and Section 7.6 of the Deposit Agreement.

(lxii)    Enforceability of Judgment. Except as disclosed in the General Disclosure Package, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) such judgments must be final and conclusive and for a liquidated sum, (ii) such judgments must not be in respect of taxes or fine or penalty; (iii) such judgments or the enforcement thereof are not contrary to natural justice or public policy of the Cayman Islands, (iv) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; and (B) PRC courts, subject to compliance with relevant requirements under the PRC civil law and rules of civil procedures. It is not necessary that the Transaction Documents, the Registration Statement, the General Disclosure Package, the Final Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(lxiii)    No Unapproved Marketing Documents. The Company has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities, other than any preliminary prospectus[,/and] the Final Prospectus[, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule C hereto].

(lxiv)    No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA, and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission.

(lxv)    Certificate of Officers. Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(lxvi)    Non-Compete and Confidentiality. The Company has entered into non-compete agreements and confidentiality agreements with all of its non-independent directors and the executive officers and employees of the Company and Controlled Entities with whom the signing of such agreements are determined by the Company as necessary to protect the intellectual property, know-how and other proprietary information of the Company and the Controlled Entities, and such agreements shall be valid and enforceable during the employment and post-employment periods of such directors, executive officers and employees as specified in the relevant agreements.

(lxvii)    Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors (or a duly constituted and authorized committee thereof) of the Company or, if applicable, a Controlled Entity, and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto; (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable Exchange Rules; and (iii) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, the General Disclosure Package and the Final Prospectus and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws.

(lxviii)    No Ratings. There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of the Controlled Entities that are rated by a “nationally recognized statistical rating organization,” as such terms is defined under Section 3(a)(62) under the Securities Act.

(b)    The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(i)    Good Standing of such Selling Shareholder. Any such Selling Shareholder that is a corporation has been duly organized and is validly existing in its jurisdiction of formation.

(ii)    Title to the Shares. Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Class A Ordinary Shares underlying the Offered Shares to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Shares and the Class A Ordinary Shares represented thereby to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Shares on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Shares to be delivered by such Selling Shareholder on such Closing Date.

(iii)    Ordinary Shares Freely Depositable. The Class A Ordinary Shares represented by the Offered Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the ADSs; the ADSs, when issued and delivered against payment thereof, will be freely transferable by such Selling Shareholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States, except as described in the General Disclosure Package and the Final Prospectus.

(iv)    Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any Selling Shareholder for the consummation of the transactions contemplated by the Power of Attorney (as defined below), the Custody Agreement (as defined below) or this Agreement in connection with the offering and sale of the Offered Shares sold by the Selling Shareholder, except such as have been obtained and made and such as may be required under state securities laws;

(v)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Power of Attorney (as defined below), the Custody Agreement (as defined below) and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Shareholder or any of their properties or any agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the properties of any Selling Shareholder is subject, or the charter or by-laws of any Selling Shareholder that is a corporation or the constituent documents of any Selling Shareholder that is not a natural person or a corporation;

(vi)    Custody Agreement. Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and the Custody Agreement signed by such Selling Shareholder and the Company, as custodian (in such capacity, the “Custodian”), relating to the deposit of the Offered Shares to be sold by such Selling Shareholder (the “Custody Agreement”) in connection with the offer and sale of the Offered Shares contemplated herein and to perform its obligations under such agreements.

(vii)    Power of Attorney. The power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(viii)    Company Representations and Warranties. Such Selling Shareholder is familiar with the Registration Statement, the General Disclosure package and the Final Prospectus. [Such Selling Shareholder has no reason to believe the representations and warranties of the Company contained in Section 2(a) are not true and correct or that there is any material fact, condition or information not disclosed in the General Disclosure Package or the Final Prospectus that has had, or may have, a material adverse effect on the Company and the Controlled Entities, taken as a whole.] Such Selling Shareholder is not prompted by any information concerning the Company or the Controlled Entities which is not set forth in the General Disclosure Package and the Final Prospectus to sell its Offered Shares pursuant to this Agreement.

(ix)    Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and the Deposit Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act , and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(x)    Disclosure. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package does not, and at the time of each sale of the Offered Shares in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at the Closing Date, the General Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi)    No Registration Rights. Except as disclosed in the General Disclosure Package and Final Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(xii)    No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the General Disclosure Package and Final Prospectus.

(xiii)    No Undisclosed Material Information. The sale of the Offered Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Controlled Entities that is not set forth in the General Disclosure Package and the Final Prospectus.

(xiv)    Authorization of Agreements. Each of this Agreement, the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by the Selling Shareholder and constitute valid and legally binding obligations of each such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xv)    No FINRA Affiliations. Such Selling Shareholder has no affiliations or associations with any member of FINRA.

(xvi)    Compliance with Sanctions Laws.

(i) Neither such Selling Shareholder nor any of its subsidiaries nor any director, officer, employee, or, to the best knowledge of such Selling Shareholder, its agent, affiliate or person acting on behalf of such Selling Shareholder, where applicable, is Person that is, or is owned or controlled by a Person that is:

(A) the subject of any Sanctions, nor

(B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria);

(ii)    The Selling Shareholder represents and covenants that such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(iii)    The Selling Shareholder represents and covenants that, for the past five years, the Selling Shareholder has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject of Sanctions

(xvii)    Compliance with Anti-Corruption Laws. Neither the Selling Shareholder nor any of its subsidiaries or their respective affiliates, nor any director, officer or employee, nor, to the best knowledge of such Selling Shareholder, any agent or representative of the Selling Shareholder or of any of its subsidiaries or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Selling Shareholder and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xviii)    Compliance with Anti-Money Laundering Laws. Neither such Selling Shareholder, its subsidiaries, nor, to the knowledge of such Selling Shareholder after due inquiry, any of its executive officers and directors, affiliates, supervisors, managers, agents and employees, where applicable, has violated, nor will such Selling Shareholder’s participation in the offering violate, any Anti-Money Laundering Laws. Such Selling Shareholder has instituted and maintains, where applicable, policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.

(xix)    No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xx)    Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xxi)    Stamp Duty. Except as disclosed in the General Disclosure Package and the Final Prospectus, no transaction, stamp or other issuance, registration, transfer or withholding tax or duty is payable in the PRC or Cayman Islands by, or on behalf of, the Underwriters to any taxing authority in connection with (i) the sale and delivery of the Class A Ordinary Shares represented by the Offered Shares by such Selling Shareholder, the issuance of the Offered Shares by the Depositary and the delivery of the Offered Shares to, or for the account of, the Underwriters; (ii) the purchase from such Selling Shareholder, and the initial sale and delivery by the Underwriters, of the Offered Shares to purchasers thereof; (iii) the deposit of the Class A Ordinary Shares with the Depositary and the issuance and delivery of the ADR’s evidencing the Offered Shares; or (iv) the execution and delivery of this Agreement.

(xxii)    No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares by the Selling Shareholder, including any free writing prospectus.

3.    Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Seller hereby agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Sellers, at a purchase price of $[●] per ADS (the “Purchase Price”), that number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions).

The Sellers will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by wire transfer to account(s) at bank(s) acceptable to the Representatives drawn to the order of the Sellers at 10:00 A.M., New York City time, on April [●], 2019, or at such other time not later than seven full business days thereafter as the Representatives and the Sellers determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Sellers from time to time not more than 30 days subsequent to the date of the Final Prospectus, each Seller agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities at the Purchase Price per ADS. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotment made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Sellers.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Sellers will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Sellers.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public upon the terms and conditions set forth in the Final Prospectus. It is further understood that the Offered Securities are to be offered to the public at $[●] per ADS (the “Public Offering Price”).

5.    Certain Agreements of the Company and the Selling Shareholder. (a) The Company agrees with the several Underwriters that:

(i)    Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York City time, on the day following the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)    Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information including, but not limited to, any request for information concerning any Testing-the-Water Communication, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)    Written Testing-the-Water Communication. If at any time following the distribution of any written Testing-the-Water Communication there occurred or occurs an event or development as a result of which such written Testing-the-Water Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives of such event and will promptly amend or supplement, at its own expense, such written Testing-the-Water Communication to eliminate or correct such untrue statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(v)    Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 120th day after the end of such fourth fiscal quarter.

(vi)    Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished within 24 hours following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available.

(vii)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(viii)    Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(ix)    Expenses. The Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement (including any taxes thereon), including but not limited to (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, any preliminary prospectus, the General Disclosure Package, the Final Prospectus [and any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company] and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsels and accountants, (iii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under state or foreign securities laws and all expenses in connection with the qualification of the Offered Shares and the Offered Securities for offer and sale under state or foreign securities laws as provided in Section 5(a)(vii) hereof, including filing fees in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (v) all filing fees incurred in connection with the review and qualification of the offering of the Offered Securities by FINRA, (vi) all costs and expenses incident to listing the Offered Securities on the NYSE, (vii) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of The Depositary Trust Company (“DTC”), (viii) the cost of printing ADRs corresponding to the Offered Securities, (ix) the costs and charges of any transfer agent, registrar or depositary, (x) the costs and expenses of the Company relating to investor presentations or any “road show” or Testing-the-Water Communication undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided, however, that the cost of any aircraft chartered in connection with the road show will be paid by the Company to the extent used by the Company’s representatives and officers, with the remainder to be paid by Underwriters on a pro-rata basis in line with the number of Offered Shares they have been allocated for this Offering), for purposes of this clause (x), consultants and representatives shall not include the Underwriters or any of their employees, (xi) the document production charges and expenses associated with the printing and delivery of this Agreement, the agreement among Underwriters, any dealer agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Offered Securities, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as specifically provided in this Section, the Underwriters shall pay all of their costs and expenses, including out of pocket expenses, fees and disbursement of their counsel, stock transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses in connection with the transactions contemplated under this Agreement, provided that, any reimbursement of expenses paid for by the Underwriters’ on behalf of the Company may be deducted from the purchase price for the Offered Shares. In addition, the Representatives agree, on a pro rata basis, to reimburse the Company for certain expenses incurred by the Company in connection with this Offering in an amount equal to US$[●] in the aggregate.

(x)    Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration, issue, transfer, capital, business, value-added or similar tax or duty, including any interest and penalties, on the creation, issue, and sale and initial resale of the Offered Securities to the Underwriters and on the execution, delivery, performance and enforcement of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received by the payee if no withholding or deduction had been made.

(xi)    Restriction on Sale of Securities. (A) For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its ordinary shares or ADSs (“Lock-Up Securities”): (i) offer, pledge, issue, sell, contract to sell or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse Securities (USA) LLC and Goldman Sachs (Asia) L.L.C. The restrictions set forth in this Section 5(a)(xi) shall not apply to (A) the sale and transfer of the Offered Securities in this offering, (B) the issuance of ordinary shares or the grant of options to purchase ordinary shares under the Company’s share incentive plans existing on the date hereof, (C) the issuance by the Company of Lock-Up Securities upon the exercise of an option or a warrant or the conversion of a security outstanding on the date hereof of and (D) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares or ADSs, provided that (a) such plan does not provide for the transfer of Lock-up Securities during the Lock-up Period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-up Securities may be made under such plan during the Lock Period. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that Credit Suisse Securities (USA) LLC and Goldman Sachs (Asia) L.L.C. consent to in writing.

(xii)    Maintain the Listing Status. The Company will use its best efforts to maintain the listing of the Offered Securities on the NYSE.

(xiii)    Deposit Offered Shares. The Company will, on or prior to each Closing Date, deposit the Offered Shares with the Depository in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at each Closing Date.

(xiv)    Amend and Supplement the Prospectus. If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with applicable law.

(xv)    Furnish Trademarks and Corporate Logos. Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Offered Securities.

(xvi)    No Avoidance or Denial of Judgments. The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(xvii)    Compliance with SAFE Rules and Regulations. The Company will comply with any applicable rules and regulations of SAFE (the “SAFE Rules and Regulations”), and will use its best efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder and option holders to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xviii)    Use of Proceeds. The Company agrees (A) to apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Final Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act; (B) not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the Investment Company Act, and (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations; and (C) not to, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (D) not to use, and to ensure that none of the Controlled Entities will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws. Neither the Company nor the Controlled Entities has any material lending or other relationship with any bank or lending affiliate of any Underwriter and intends to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xix)    Compliance with Securities Laws. The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws, rules and regulations, including, without limitation, Sarbanes-Oxley.

(xx)    Absence of Manipulation. The Company agrees not to, and to cause the Controlled Entities not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.

(xxi)    Agreement to Announce Lock-up Waiver. If Credit Suisse Securities (USA) LLC and Goldman Sachs (Asia) L.L.C., in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(p) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(xxii)    Sale of Offered Shares. The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the Offered Securities, in each case other than the Final Prospectus.

(xxiii)    Citizenship of the Shareholders of the VIE. The Company agrees that in the event any of the shareholders of any of Guangzhou Huya, Guangzhou Yaoguo or Guangzhou Dachafan (each, a “VIE”) is no longer a PRC citizen or a PRC entity; or has obtained citizenship or naturalization in any other jurisdiction prior to the Closing, the Company will immediately (i) undertake and cause the transfer of shares in the VIE(s) owned by such shareholder to existing shareholders of the respective VIE or such other persons who are PRC citizens and who do not have applications for naturalization pending in any other jurisdiction so as to comply with the terms of any Licenses necessary or material to the conduct of the business of the Company and the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (ii) cause the amendment and the execution and delivery of the relevant VIE Agreements so as to become valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms, and (iii) to complete any required filing or registration with any person (including any governmental agency or body or any court) pursuant to relevant PRC law, statutes or any order, rule or regulation of any PRC governmental agency and the VIE Agreements.

(xxiv)    Notification of Change of EGC status. The Company agrees, until the 15th day after the expiration of the Lock-Up Period, to notify the Underwriters on or prior to the date on which the Company is no longer an “emerging growth company” as defined in Section 2(a)(19) of the Act.

(b)    The Selling Shareholder agrees with the several Underwriters that:

(i)    The Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), as appropriate, together with all required attachments to such form.

(ii)    Prior to the Closing Date, the Selling Shareholder will deposit, or cause to be deposited on its behalf, Class A Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement.

(iii)    The Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.

(iv)    The Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Shares and on the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Shareholder are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(v)    The Selling Shareholder agrees to pay or cause to be paid the fees, disbursements and expenses of its respective counsel in connection with the registration and delivery of the Shares and the American Depositary Shares under the Securities Act, and (ii) the costs and charges of any transfer agent, registrar or depositary in connection with Shares to be sold by such Selling Shareholder.

6.    Free Writing Prospectuses and Testing-the-Water Communications. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

The Company represents and agrees that, without the prior consent of the Representatives, (i) it has not made any Testing-the-Water Communications prior to the filing of the Initial Registration Statement since May 10, 2018 and (ii) it has not made any written Testing-the-Water Communications after the filing of the Initial Registration Statement; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, (i) it has not made any Testing-the-Water Communications prior to the filing of the Initial Registration Statement since May 10, 2018 and (ii) it has not made any written Testing-the-Water Communications after the filing of the Initial Registration Statement.

7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the condition that each of the Registration Statement, and the ADS Registration Statement shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof and to the following additional conditions precedent:

(a)    Representatives and Warranties. The representations and warranties of the Company and the Selling Shareholder contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the date hereof and each Closing Date, and the Company and the Selling Shareholder have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before each Closing Date.

(b)    Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 4:30 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.

(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Controlled Entities, taken as a whole, the effect of which, in the judgment of the Representatives, makes it impracticable and inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.

(d)    No Adverse Legislative Change in the PRC. There shall not be any adverse legislative or regulatory developments in the PRC, including but not limited to the M&A Rules and Related Clarifications and laws, rules and regulations that would affect the validity and enforceability of the VIE Agreements, which in the sole judgment of the Representatives would make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities at the First Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement. There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any governmental agency before any governmental agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the VIE Agreements, the issuance and sales of the Offered Shares and ADSs, the listing and trading of the ADSs on the NYSE or the transactions contemplated by this Agreement and the Deposit Agreement the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.

(e)    Comfort Letters. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers Zhong Tian LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)    Opinion of United States Counsel for the Company. The Representatives shall have received the opinions and disclosure letter, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives.

(g)    Opinion of PRC Counsel for the Company. The Company shall have received the opinions of Commerce & Finance Law Offices, PRC counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives. A copy of such opinion shall have been provided to the Representatives with consent from such counsel.

(h)    Opinion of Cayman Island Counsel for the Company. The Representatives shall have received the opinions of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(i)    Opinion of Hong Kong Counsel for the Company. The Representatives shall have received the opinions of Li & Partners, Hong Kong counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(j)    Opinion of U.S. Counsel for Selling Shareholder. The Representatives shall have received an opinion of U.S. counsel for the Selling Shareholder, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k)    Opinion of Cayman Island Counsel for Selling Shareholder. The Representatives shall have received an opinion of Cayman Island counsel for the Selling Shareholder, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(l)    Opinion of United States Counsel for the Underwriters. The Representatives shall have received from Kirkland & Ellis International LLP, United States counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(m)    Opinion of PRC Counsel for the Underwriters. The Representatives shall have received from Fangda Partners, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(n)    Opinion of Counsel for the Depositary. The Representatives shall have received the opinions of White & Case LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives.

(o)     Officer’s Certificate. The Company shall have furnished or caused to be furnished to the Representatives certificates of executive and principal financial or accounting officers of the Company, dated such Closing Date, satisfactory to the Representatives, in which such officers shall represent as follows: (i) the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (ii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission, (iii) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission, (iv) subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no development or event having a Material Adverse Effect, or any development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect, and (v) such other matters as the Representatives may reasonably request.

(p)    Lock-up Letters. On or prior to the date hereof, the Representatives shall have received lock-up letters, each substantially in the form and substance set forth in Exhibit A, executed by each of the persons as set forth in Schedule D, and such lock-up letters shall be in full force and effect on the Closing Date.

(q)    CFO Certificate. The Chief Financial Officer of the Company shall have furnished to the Representatives, dated such Closing Date, a certificate to the effect that certain operating and financial data disclosed in the Registration Statement, the General Disclosure Package and the Final Disclosure Package have been derived from and verified against the Company’s accounting and business records, and he or she has no reason to believe that such data is not true and correct.

(r)    Selling Shareholder’s Certificate. The Representatives shall have received on such Closing Date, as the case may be, a certificate, dated such date and signed by the Selling Shareholder to the effect that the representations and warranties of the Selling Shareholder in this Agreement are true and correct.

(s)    Effectiveness of the Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(t)    Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, certificates satisfactory to the Representatives evidencing the deposit with it of the Offered Shares being so deposited against issuance of the Offered Securities to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(u)    No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(v)    No Objection from Underwriters. No [Issuer Free Writing Prospectus, ]Statutory Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representatives shall have objected in writing.

(w)    Listing. The Offered Securities shall have been approved to be listed on the NYSE, subject to only official notice of issuance.

(x)    Form W-9 / W-8. On or prior to the First Closing Date, the Representatives shall have received from the Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by the Selling Shareholder.

The Company and the Selling Shareholder will furnish the Representatives with such conformed copies of such opinions, certificates, letters or documents as the Representatives may reasonably request.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities on an Optional Closing Date which is after the First Closing Date, the obligations of the several Underwriters to purchase the relevant Optional Securities shall be deemed terminated by the Sellers at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be, unless as otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 11.

Notwithstanding the immediately preceding paragraph, the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.    Indemnification and Contribution.

(a)    Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter and its affiliates, and such Underwriter’s and affiliates’ respective directors, officers, employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement, any Statutory Prospectus as of any time, the Final Prospectus, the General Disclosure Package or any amendment or supplement thereto, [any Issuer Free Writing Prospectus, ]any “road show” as defined in Rule 433(h) under the Act, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)    Indemnification of Underwriters by the Selling Shareholder. The Selling Shareholder will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the General Disclosure Package or any amendment or supplement thereto, the Final Prospectus, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Act, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Selling Shareholder by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(c)    Indemnification of the Company and the Selling Shareholder. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Underwriter Indemnified Party by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: their respective names and addresses appearing in the first paragraph, and the concession and reallowance figure appearing in the fourth paragraph under the caption “Underwriting.”

(d)    Actions against Parties, Notification. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either subsection (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under subsection (a), (b) or (c) above. In case any such suit, action, or proceeding is brought or asserted against any Indemnified Person and it notifies an Indemnifying Person of the commencement thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened action in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

(e)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no (A) Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offered Securities underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (B) no Selling Shareholder shall be required to contribute any amount in excess of the amount of gross proceeds after underwriting commissions and discounts, but before expenses, paid to the relevant Selling Shareholder from the sale of Offered Shares by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section.

9.    Termination.

(a)    The Underwriters may terminate this Agreement by notice given by the Representatives to the Sellers, if after the execution and delivery of this Agreement and prior to the Closing Date, (A) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE the NASDAQ, (B) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (C) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, Hong Kong or the PRC shall have occurred, (D) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands, Hong Kong or the PRC authorities or (E) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the reasonable judgement of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (E), makes it, in the reasonable judgement of the Representatives, impracticable to proceed with the offering, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

(b)    If this Agreement is terminated by the Representatives, or any of them, or if the sale to the Underwriters of the ADSs on the Closing Date is not consummated, because of any failure, inability or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Sellers shall be unable to perform its obligations under this Agreement, the defaulting Seller(s) will reimburse the Representatives or such Representatives as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Representatives and the Underwriters in connection with this Agreement or the transactions contemplated hereunder.

10.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Sellers for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Sellers for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Seller, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11.    Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, or the Selling Shareholder, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Sellers will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and, the respective obligations of the Sellers and the Underwriters pursuant to Section 8 shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2, Section 3, and all obligations under Section 5 shall also remain in effect.

12.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at: Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, New York 10010, United States of America, Goldman Sachs (Asia) L.L.C., at 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, NY 10013, United States of America, Attention: Syndicate, and Jefferies LLC, at 520 Madison Avenue, New York, NY 10022, United States of America; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Building B-1, North Block of Wanda Plaza, No. 79 Wanbo 2nd Road, Panyu District, Guangzhou, 511442, The People’s Republic of China, Attention: Chief Financial Officer; or, if sent to the Selling Shareholder or any of them, will be mailed, delivered or sent and confirmed to the relevant address on Schedule B hereto; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.    Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.    Absence of Fiduciary Relationship. The Company and the Selling Shareholder acknowledge and agree that:

(a)    No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Sellers, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Sellers on other matters;

(b)    Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Sellers following discussions and arms-length negotiations with the Representatives and the Sellers are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    Absence of Obligation to Disclose. The Sellers have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Sellers and that the Representatives have no obligation to disclose such interests and transactions to the Sellers by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Sellers waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Sellers in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Sellers, including their respective shareholders, employees or creditors.

17.    Currency. The obligation of the Company or any of the Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Sellers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Sellers an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18.    Effect of Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.    Applicable Law and Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Selling Shareholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Shareholder irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Selling Shareholder irrevocably appointed Law Debenture Corporate Services Inc. as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company and such Selling Shareholder by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company and such Selling Shareholder in any such suit or proceeding. The Company and the Selling Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HUYA Inc.

By:
Name:
Title:

Very truly yours,

YY Inc.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

GOLDMAN SACHS (ASIA) L.L.C.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

JEFFERIES LLC

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Credit Suisse Securities (USA) LLC	[●]	[●]
Goldman Sachs (Asia) L.L.C.	[●]	[●]
Citigroup Global Markets Inc.	[●]	[●]
Jefferies LLC	[●]	[●]
Total	[●]	[●]

SCHEDULE B

Name	Number of Firm Securities to be Sold	Maximum Number of Optional Securities to be Sold
YY Inc.	[●]	[●]
Total	[●]	[●]

SCHEDULE C

[General Use Free Writing Prospectuses (included in the General Disclosure Package)]

[Other Information Included in the General Disclosure Package]

1.	Pricing Information: US$[●] per ADS

SCHEDULE D

List of Lock-up Persons

Exhibit A

FORM OF LOCK-UP LETTER

Exhibit B

FORM OF PRESS RELEASE

[DATE]

HUYA Inc. (the “Company”) announced today that it is notified by Credit Suisse Securities (USA) LLC and Goldman Sachs (Asia) L.L.C., the lead joint bookrunners in the Company’s recent public sale of [●] American Depositary Shares, representing [●] Class A ordinary shares of the Company, Credit Suisse Securities (USA) LLC and Goldman Sachs (Asia) L.L.C. are [waiving][releasing] a lock-up restriction with respect to ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                 , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the United States Securities Act of 1933, as amended.